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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - August 15, 2002


                       Plains All American Pipeline, L.P.

                (Name of Registrant as specified in its charter)


         DELAWARE                        0-9808                  76-0582150
      (State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation                                Identification No.)
      or organization)

                           333 Clay Street, Suite 1600
                              Houston, Texas 77002
                                 (713) 646-4100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                       N/A
         (Former name or former address, if changed since last report.)

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Item 5. Other Events

     On August 15, 2002, Plains All American Pipeline, L.P. (the "Partnership") entered into an underwriting agreement with Goldman, Sachs & Co., Lehman Brothers Inc., Salomon Smith Barney Inc., UBS Warburg LLC, A.G. Edwards & Sons, Inc. and Wachovia Securities, Inc. in connection with the sale by the Partnership of 5,500,000 common units of the Partnership. The underwriters were also granted an option to purchase up to an additional 825,000 Common Units.


Item 7. Financial Statements and Exhibits

     (c) Exhibits

     1.1 Underwriting Agreement dated August 15, 2002 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Plains Marketing, L.P., All American Pipeline, L.P., Plains Marketing GP Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Salomon Smith Barney Inc., UBS Warburg LLC, A.G. Edwards & Sons, Inc. and Wachovia Securities, Inc


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PLAINS ALL AMERICAN PIPELINE, L.P.

Date:  August 21, 2002      By:  Plains AAP, L.P., its general partner

                            By:  Plains All American GP LLC, its general partner


                            By: /s/ Tim Moore
                              -------------------------------------------------
                            Name:  Tim Moore
                            Title: Vice President

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                                Index to Exhibits

1.1 Underwriting Agreement dated August 15, 2002 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Plains Marketing, L.P., All American Pipeline, L.P., Plains Marketing GP Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Salomon Smith Barney Inc., UBS Warburg LLC, A.G. Edwards & Sons, Inc. and Wachovia Securities, Inc..

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